GILBERT & COMPANY
                            1 Maritime Plaza
                     San Francisco, California 94111
                              415/576-1300

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Form 10-Q filing of our report dated May 7, 1998, on the financial statements of Prime
Companies, Inc.


/s/  Gilbert & Company

San Francisco, California
August 10, 1998